Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
EXECUTED this 22nd day of June, 2009.

LACUNA HEDGE FUND LLLP By: Lacuna Hedge GP LLLP, its general partner By: Lacuna, LLC, its general partner
By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE GP LLLP By: Lacuna, LLC, its general partner
By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA, LLC
By:	/s/ Wink Jones
Wink Jones, Managing Director